Exhibit 10.2
SECOND AMENDMENT
     THIS SECOND AMENDMENT dated as of December 7, 2010 (this “Amendment”) amends the Credit Agreement dated as of October 20, 2006, as amended as of March 19, 2010 (the “Credit Agreement”), among LANCE, INC., a North Carolina corporation (the “Company”), TAMMING FOODS LTD. (doing business as Lance Canada), an Ontario corporation (the “Canadian Borrower” and together with the Company, collectively the “Borrowers”), various financial institutions (collectively the “Lenders”; individually each a “Lender”), WELLS FARGO SECURITIES, LLC (formerly known as Wachovia Capital Markets, LLC), as syndication agent, and BANK OF AMERICA, NATIONAL ASSOCIATION, as letter of credit issuing lender, as administrative agent for the Lenders, and as Canadian Agent. Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.
     WHEREAS, the Company, the Canadian Borrower, the Lenders and the Agents have entered into the Credit Agreement; and
     WHEREAS, the Company, Lima Merger Corp. and Snyder’s of Hanover, Inc. (“Snyder’s”) have entered into an Agreement and Plan of Merger dated as of July 21, 2010 (the “Snyder’s Merger Agreement”) pursuant to which Snyder’s will merge (the “Snyder’s Merger”) into Lima Merger Corp., a wholly-owned subsidiary of the Company; and concurrently with the Snyder’s Merger, the Company (a) will change its name to Snyder’s-Lance, Inc. and (b) intends to enter into a new senior credit facility agented by Bank of America, National Association (the “New Credit Agreement”) in connection with which the U.S. Revolving Credit Outstandings and the Canadian Outstandings shall be repaid in full and the U.S. Revolving Credit Commitments and the Canadian Commitments shall be terminated but the Term Loans shall remain outstanding; and
     WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as more fully set forth herein in order to (a) permit the Snyder’s Merger, (b) amend certain covenants, (c) upon the effectiveness of the New Credit Agreement, provide for the repayment in full of the U.S. Revolving Credit Outstandings and the Canadian Outstandings and the termination of the U.S. Revolving Credit Commitments and the Canadian Commitments and (d) if the New Credit Agreement is not effective concurrently with the occurrence of the Snyder’s Merger, permit U.S. Revolving Credit Loans under the Credit Agreement to be used to fund the dividends in connection with the Snyder’s Merger;
     NOW, THEREFORE, the parties hereto agree as follows:
     SECTION 1 Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 3, the Credit Agreement shall be amended as follows:
     1.1 Amendment of Definitions. Section 1.1 is amended so that the following definitions read in their entirety as follows:

     Change of Control means any of the following events:
     (a) any Person or group (within the meaning of Rule 13d-5 of the SEC under the Securities Exchange Act of 1934 as in effect on the date hereof) (other than the Van Every Family and/or the Snyder’s Stockholder Group) shall become the Beneficial Owner (as defined in Rule 13d-3 of the SEC under the Securities Exchange Act of 1934 as in effect on the date hereof) of 30% or more of the capital stock or other equity interests of the Company the holders of which are entitled under ordinary circumstances (irrespective of whether at the time the holders of such stock or other equity interests shall have or might have voting power by reason of the happening of any contingency) to vote for the election of the directors of the Company; or
     (b) a majority of the members of the Board of Directors of the Company shall cease to be Continuing Members; or
     (c) the Company shall fail to beneficially own, directly or indirectly, all of the outstanding equity interests in the Canadian Borrower (unless (i) the Canadian Borrower is disposed of in a transaction permitted hereunder and (ii) prior to or concurrently with such disposition, the Canadian Borrower ceases to be a Borrower and pays all of its obligations hereunder).
     Continuing Member means a member of the Board of Directors of the Company who either (a) was a member of the Company’s Board of Directors on the Closing Date or the effective date of the Snyder’s Merger and has been such continuously thereafter or (b) became a member of such Board of Directors after the Closing Date and whose election or nomination for election was approved by a vote of the majority of the Continuing Members then members of the Company’s Board of Directors.
     1.2 Addition of Definitions. Section 1.1 is amended by adding thereto the following definitions in proper alphabetical sequence:
     Existing Snyder’s Notes means the $100,000,000 of 5.72% Senior Notes due June 12, 2017 issued by Snyder’s of Hanover Manufacturing, Inc. (“Snyder’s Manufacturing”) pursuant to a Note Purchase Agreement dated as of June 12, 2007 among Snyder’s Manufacturing, Snyder’s of Hanover, Inc., as parent guarantor, and each of the Purchasers (as defined therein).
     Material Acquisition means an Acquisition involving consideration (excluding stock of the Company) of more than $50,000,000.
     New Credit Agreement means a credit agreement of the Company entered into in 2010 agented by Bank of America, National Association providing revolving credit commitments of up to $265,000,000.
     Snyder’s means Snyder’s of Hanover, Inc., a Pennsylvania corporation.

     Snyder’s Stockholder Group means (i) the lineal descendants of Michael A. Warehime, including adopted persons as well as biological descendants, (i) any spouse, widow or widower of any such descendant and (iii) any trust, estate, custodian or other fiduciary or similar account solely for the benefit of one or more individuals described in clause (i) or (ii) above.
     Snyder’s Merger means the merger of Snyder’s into Lima Merger Corp., a wholly owned subsidiary of the Company, pursuant to the Snyder’s Merger Agreement.
     Snyder’s Merger Agreement means the Agreement and Plan of Merger dated as of July 21, 2010 among the Company, Lima Merger Corp. and Snyder’s, as amended by the First Amendment to Agreement and Plan of Merger dated as of September 30, 2010.
     1.3 Amendment to Repayment Provision. Section 2.10 is amended by adding the following thereto: “The Company shall prepay the Term Loans with the net proceeds of any disposition or group of related dispositions in excess of US$20,000,000.”
     1.4 Amendments to Reporting Requirements. The second-to-last paragraph of Section 7.2 is amended by (a) deleting the words “the Company shall deliver” at the beginning of clause (i) of the proviso to the first sentence thereof and substituting the following therefor: “the Company shall, upon written request, deliver”; and (b) deleting last two sentences thereof and substituting the following therefor:
     The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
     1.5 Amendment to Use of Proceeds Covenant. Section 7.12 is amended by inserting therein before the proviso thereto the phrase “including to fund the dividends payable to Lance stockholders in connection with the Snyder’s Merger”.
     1.6 Additional Affirmative Covenants. Article VII is amended to add, at the end thereof, the following Section 7.13:
     7.13 New Credit Agreement. The Company agrees that, concurrently with the effectiveness of the New Credit Agreement, the U.S. Revolving Credit Commitments and the Canadian Commitments are automatically terminated, without any further action, and a portion of the proceeds of the initial funding under the New Credit Agreement shall be applied to pay in full all U.S. Revolving Credit Outstandings and Canadian Outstandings.

     1.7 Amendment of Total Debt to EBITDA Ratio Covenant. Section 8.1(a) is amended to read in its entirety as follows:
     (a) Total Debt to EBITDA Ratio. The Company shall not permit the Total Debt to EBITDA Ratio for any Computation Period to be greater than 3.25 to 1 or, with respect to no more than four consecutive Computation Periods following a Material Acquisition, 3.50 to 1.
     1.8 Amendment of Dispositions Covenant. Section 8.3(d) is amended to read in its entirety as follows:
     (d) dispositions not otherwise permitted hereunder which are made for fair market value; provided that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition and (ii) the aggregate value of all assets so disposed of by the Company and its Subsidiaries on or after the Closing Date shall not exceed 20% of the greater of (x) the total assets of the Company as of the Closing Date after giving effect to the Snyder’s Merger or (y) the highest amount of total assets of the Company as shown on the Company’s balance sheet as of the end of any fiscal year ending after the Closing Date.
     1.9 Amendment of Investments Covenant. Section 8.5 is amended by (a) deleting the word “and” at the end of clause (i) thereof, (b) deleting the period at the end of clause (j) thereof and inserting “; and” at the end of clause (j) thereof, and (c) adding after clause (j) thereof the following new clause (k):
     (k) the Snyder’s Merger.
     1.10 Amendment of Subsidiary Indebtedness Covenant. Section 8.6 is amended to read in its entirety as follows:
     8.6 Limitation on Subsidiary Indebtedness. The Company shall not permit its Subsidiaries to create, incur, assume or suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, other than (a) Indebtedness owing to the Company or another Subsidiary, (b) Indebtedness under this Agreement, (c) Indebtedness of Subsidiaries with respect to loans to independent distributors of products of the Company and its Subsidiaries in an aggregate amount not at any time exceeding (i) during the period from the Closing Date through May 31, 2011, US$60,000,000, (ii) during the period from June 1, 2011 through the first anniversary of the Closing Date, US$30,000,000 and (ii) thereafter, US$5,000,000, and (d) Indebtedness at any time outstanding in an aggregate amount not to exceed the excess of (i) US$30,000,000 over (ii) to the extent not constituting Indebtedness, obligations of its Subsidiaries in respect of Securitization Transactions to the extent of the aggregate investment or claim held at any time by purchasers, assignees or other transferees of (or of interests in) receivables and other rights to payment in Securitization Transactions.

     1.11 Additional Negative Covenant. Article VIII is amended to add, at the end thereof, the following Section 8.14:
     8.14 Burdensome Agreements. The Company shall not, and shall not permit any Subsidiary to, enter into any Contractual Obligation (other than any Loan Document) that
     (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Company or to another Subsidiary or to otherwise transfer property to the Company or another Subsidiary, (ii) of any Subsidiary to incur any Guaranty Obligation with respect to the Indebtedness of the Company or (iii) of the Company or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person, provided that this clause (a)(iii) shall not prohibit (x) any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 8.2(i) or (j) so long as such negative pledge relates solely to the property financed by or the subject of such Indebtedness, (y) any provision of the Existing Snyder’s Notes that is substantially similar to Section 8.2 or (z) customary non-assignment clauses in leases, licenses and similar agreements arising in the ordinary course of business; or
          (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person; provided that this clause (b) shall not apply to the Existing Snyder’s Notes or the New Credit Agreement.
     1.12 Amendment to Covenant Default. Section 9.1(c) is amended to read in its entirety as follows:
     (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in any of subsection 7.3(a), Section 8.1, 8.2, 8.3, 8.4, 8.8, 8.11 or 8.13.
     1.13 Adjustment of Baskets in Articles VIII and IX. Each Section of Articles VIII and specified in column (A) below is amended by replacing the amount currently set forth therein (as shown in column (B) below) with the amount set forth in column (C) below:

(A) Section	(B) Current Amount	(C) Amended Amount
8.2(g)	$5,000,000	$10,000,000
8.2(i)	$5,000,000	$10,000,000
8.2(m)	$10,000,000	$20,000,000
8.3(c)	$10,000,000	$20,000,000
8.10	$125,000,000	$200,000,000
8.11	$5,000,000	$10,000,000
9.1(h) [twice]	$5,000,000	$10,000,000
9.1(i)	$15,000,000	$30,000,000

     SECTION 2 Warranties. The Company represents and warrants to each Agent and each Lender (and the Canadian Borrower represents and warrants with respect to itself to each Agent and each Lender) that, after giving effect to the effectiveness of this Amendment, (a) each warranty set forth in Article VI of the Credit Agreement is true and correct in all material respects, except to the extent that such warranty specifically refers to an earlier date, and (b) no Event of Default or Unmatured Event of Default exists.
     SECTION 3 Effectiveness of Amendments.
     3.1 Amendments. The amendments set forth in Section 1 above shall become effective when the Administrative Agent shall have received all of the following (provided that the following are received on or before December 31, 2010): (i) counterparts of this Amendment executed by the Company, the Canadian Borrower, the Required Lenders and the Administrative Agent; (ii) all documents (including legal opinions) as shall reasonably demonstrate the corporate power and authority of the Borrowers and the Guarantor Subsidiaries to enter into, and the validity with respect to the Borrowers and the Guarantor Subsidiaries of, this Amendment and the other Loan Documents and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent; (iii) all governmental and third party approvals, if any, necessary or advisable in connection with the execution, delivery and performance of this Amendment by the Borrowers; (iv) evidence satisfactory to the Administrative Agent that the Company is in pro forma compliance with Sections 8.1, 8.4, 8.6 and 8.10 of the Credit Agreement after giving effect to the Snyder’s Merger, the financing contemplated by the New Credit Agreement and this Amendment, including a certificate of the Chief Financial Officer of the Company certifying as to compliance with such financial covenants and demonstrating (in reasonable detail) the calculations required by such covenants; (v) evidence satisfactory to the Administrative Agent that the Company and its Subsidiaries (including Snyder’s and its Subsidiaries) shall be in compliance with all existing material financial obligations; (vi) evidence satisfactory to the Administrative Agent that no provision of the Snyder’s Merger Agreement or term or condition of the Snyder’s Merger shall have been amended, modified or waived in any respect materially adverse to the Lenders without the prior written consent of the Administrative Agent; (vii) evidence satisfactory to the Administrative Agent that the Snyder’s Merger shall have been, or shall concurrently be, consummated in accordance with Applicable Law and on the terms described in the Snyder’s Merger Agreement; (viii) evidence satisfactory to the Administrative Agent that the New Credit Agreement is in effect, and (ix) application of proceeds of the initial funding under the New Credit Agreement to repay in full all U.S. Revolving Credit Outstandings and Canadian Outstandings.

     SECTION 4 Miscellaneous.
     4.1 Waiver of Prior Notices with respect to Termination of U.S. Revolving Credit Commitments and Canadian Commitments. The Required Lenders hereby waive any prior notices required under Section 2.08 of the Credit Agreement in connection with the termination of the U.S. Revolving Credit Commitments and the Canadian Commitments and the related repayment in full of the U.S. Revolving Credit Outstandings and the Canadian Outstandings upon the effectiveness of the New Credit Agreement as required by Section 7.14 added to the Credit Agreement under this Amendment.
     4.2 Continuing Effectiveness, etc. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the effectiveness of this Amendment, all references in the Credit Agreement and the other Loan Documents to “Credit Agreement” or similar terms shall refer to the Credit Agreement as amended hereby.
     4.3 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment. Delivery of a signed signature page hereto by facsimile or e-mail (in a .pdf or similar file) shall be effective as delivery of a manually signed counterpart hereof.
     4.4 Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA WITHOUT REGARD TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF; PROVIDED THAT THE PARTIES HERETO SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
     4.5 Successors and Assigns. This Amendment shall be binding upon the Borrowers, the Lenders and the Agents and their respective successors and assigns, and shall inure to the benefit of the Borrowers, the Lenders and the Agents and the respective successors and assigns of the Lenders and the Agents.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

LANCE, INC.
By:	/s/ Rick D. Puckett
Title: Executive Vice President, Chief Financial Officer,
Treasurer & Secretary

TAMMING FOODS LTD.
By:	/s/ Rick D. Puckett
Title: Executive Vice President & Chief Financial Officer

SECOND AMENDMENT

BANK OF AMERICA, NATIONAL ASSOCIATION, as Administrative Agent
By:	/s/ illegible
Title: Senior Vice President

BANK OF AMERICA, NATIONAL ASSOCIATION, as an Issuing Lender and a U.S. Revolving Credit Lender
By:	/s/ illegible
Title: Senior Vice President

SECOND AMENDMENT

WELLS FARGO SECURITIES, LLC, as Syndication Agent
By:	/s/ illegible
Title: Managing Director
SECOND AMENDMENT

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Term Lender and U.S. Revolving Credit Lender
By:	/s/ Scott Santa Cruz
Title: Director
SECOND AMENDMENT

REGIONS BANK, as a Term Lender and U.S. Revolving Credit Lender
By:
Title:
SECOND AMENDMENT

BRANCH BANKING AND TRUST COMPANY, as a Term Lender and U.S. Revolving Credit Lender
By:	/s/ illegible
Title: Senior Vice President
SECOND AMENDMENT

JPMORGAN CHASE BANK, N.A., as a Term Lender and U.S. Revolving Credit Lender
By:	/s/ illegible
Title: Senior Vice President
SECOND AMENDMENT

SUNTRUST BANK, as a Term Lender and U.S. Revolving Credit Lender
By:
Title:
SECOND AMENDMENT

BANK OF AMERICA, NATIONAL ASSOCIATION, acting through its Canada Branch, as Canadian Agent and a Canadian Lender
By:	/s/ Medina Sales de Andrade
Title: Vice President
SECOND AMENDMENT

WACHOVIA CAPITAL FINANCE CORPORATION (CANADA), as a Canadian Lender
By:	/s/ Ramond Eghobamien
Title: Vice President
SECOND AMENDMENT

JPMORGAN CHASE BANK, N.A., as a Canadian Lender
By:	/s/ illegible
Title: Senior Vice President
SECOND AMENDMENT

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